Exhibit (e)
Certification under Rule 466
The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:
(1)  That it previously had filed a registration statement on Form F-6 (UP Fintech Holding Limited, Registration No: 333-230186) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.
(2)  That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

Deutsche Bank Trust Company Americas, solely in its capacity as Depositary

By:	/s/ Michael Curran

Name:	Michael Curran

Title:	Vice President

By:	/s/ Kelvyn Correa

Name:	Kelvyn Correa

Title:	Director